Exhibit 4.1



                               WARRANT AGREEMENT




                                    between



                           HLI HOLDING COMPANY, INC.



                                      and



                         MELLON INVESTOR SERVICES LLC



                               as Warrant Agent






                           Dated as of June 2, 2003
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                                              TABLE OF CONTENTS
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1.       Definitions.....................................................................................1

2.       ISSUANCE OF WARRANTS............................................................................5
         2.1.       Issuance.............................................................................5
         2.2.       Share Amount.........................................................................5
         2.3.       Form of Warrant Certificate..........................................................5
         2.4.       Execution of Warrant Certificate.....................................................5
         2.5.       Countersignature of Warrant Certificates.............................................5

3.       EXERCISE OF WARRANT.............................................................................6
         3.1.       Manner of Exercise; Payment of the Purchase Price....................................6
         3.2.       When Exercise Effective..............................................................6
         3.3.       Delivery of Stock Certificates, etc.; Charges, Taxes and Expenses....................6

4.       ADJUSTMENT OF COMMON STOCK ISSUABLE UPON EXERCISE AND EXERCISE PRICE............................7
         4.1.       Adjustment of Number of Shares.......................................................7
         4.2.       Issuance of Additional Shares of Common Stock........................................8
         4.3.       Extraordinary Dividends and Distributions............................................8
         4.4.       Treatment of Options and Convertible Securities......................................9
         4.5.       Treatment of Stock Dividends, Stock Splits, etc.....................................11
         4.6.       Adjustment for Reclassification, Exchange and Substitution..........................11
         4.7.       Computation of Consideration........................................................11
         4.8.       Adjustments for Combinations, etc...................................................12
         4.9.       De Minimis Adjustments..............................................................13
         4.10.      Abandoned Dividend or Distribution..................................................13
         4.11.      Shareholder Rights Plan.............................................................13

5.       CONSOLIDATION OR MERGER........................................................................14
         5.1.       Adjustments for Consolidation or Merger.............................................14
         5.2.       Assumption of Obligations...........................................................14

6.       REDEMPTION RIGHTS..............................................................................14
         6.1.       Redemption Rights with Respect to Unexercised Warrants..............................14
         6.2.       Notice of Redemption................................................................15
         6.3.       Effect of Notice of Redemption......................................................15
         6.4.       Funding of Redemption Amount........................................................15
         6.5.       Payment of Warrants Called for Redemption...........................................16

7.       No Dilution or Impairment......................................................................16

8.       CERTIFICATE as to Adjustments..................................................................16

9.       NOTICES OF CORPORATE ACTION....................................................................17

10.      Registration RIGHTS............................................................................18

11.      Reservation of Stock, etc......................................................................18

12.      REGISTRATION AND TRANSFER OF WARRANTS, ETC.....................................................19
         12.1.      Warrant Register; Ownership of Warrants.............................................19
         12.2.      Transfer of Warrants................................................................19
         12.3.      Replacement of Warrants.............................................................19
         12.4.      Adjustments to Purchase Price and Number of Shares..................................19
         12.5.      Fractional Shares...................................................................19

13.      WARRANT AGENT..................................................................................20
         13.1.      Obligations Binding.................................................................20
         13.2.      No Liability........................................................................20
         13.3.      Instructions........................................................................21
         13.4.      Agents..............................................................................21
         13.5.      Cooperation.........................................................................21
         13.6.      Agent Only..........................................................................21
         13.7.      Right to Counsel....................................................................21
         13.8.      Compensation; Indemnification.......................................................21
         13.9.      Accounting..........................................................................22
         13.10.     No Conflict.........................................................................22
         13.11.     Resignation; Termination............................................................22
         13.12.     Change of Warrant Agent.............................................................23
         13.13.     Successor Warrant Agent.............................................................23
         13.14.     Reliance on Certificate.............................................................24

14.      Remedies; Specific Performance.................................................................24

15.      No Rights or Liabilities as Shareholder........................................................24

16.      Notices........................................................................................24

17.      Amendments.....................................................................................25

18.      Descriptive Headings, Etc......................................................................25

19.      GOVERNING LAW..................................................................................26

20.      Judicial Proceedings...........................................................................26

21.      EXPIRATION.....................................................................................26

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                               WARRANT AGREEMENT

            THIS WARRANT AGREEMENT, is made and entered into as of June 2, 2003 (the "Agreement"), by and between HLI Holding Company, Inc., a Delaware corporation to be renamed Hayes Lemmerz International, Inc. on the Effective Date (as defined in the Plan) (the "Company"), and Mellon Investor Services LLC, a New Jersey limited liability company, as Warrant Agent (the "Warrant Agent").

                                  WITNESSETH:

            WHEREAS, in connection with the reorganization of Hayes Lemmerz International, Inc. ("Old Hayes") (predecessor in interest to the Company) and pursuant to the Modified First Amended Joint Plan of Reorganization, dated as of April 9, 2003, as such may be modified and amended (the "Plan"), filed by Old Hayes and its affiliated debtors and debtors in possession with the Bankruptcy Court (as defined herein) and in connection with Old Hayes' Chapter 11 Case (as defined herein), the Company proposes to issue Series A warrants entitling the holders thereof to purchase an aggregate of up to 957,447 shares of Common Stock (as defined herein), at a price of $25.83 per share, subject to adjustment as provided herein (the "Warrants"), to the holders of Class 6 Subordinated Note Claims (as defined in the Plan) partially in exchange for such Class 6 Subordinated Note Claims; and

            WHEREAS, the Company desires the Warrant Agent to act on behalf of the Company, and the Warrant Agent is willing to act, in connection with the issuance, transfer, exchange, replacement, and exercise of the Warrants and other matters as provided herein; and

            WHEREAS, the Company desires to enter into this Agreement to set forth the terms and conditions of the Warrants and the rights of the holders thereof.

            NOW, THEREFORE, in consideration of the foregoing premises and of the mutual agreements set forth herein, the Company and the Warrant Agent hereby agree as follows:

            1. DEFINITIONS. As used herein, the following terms shall have the meanings indicated:

            "Additional Shares of Common Stock" shall mean all shares (including treasury shares) of Common Stock issued or sold (or, pursuant to Section 4.4 or 4.5, deemed to be issued) by the Company after the date hereof, whether or not subsequently reacquired or retired by the Company, other than:

            (a) (i) shares issued upon the exercise of the Warrants and the Series B Warrants (as defined in the Plan) and (ii) such number of additional shares as may become issuable upon the exercise of the Warrants or the Series B Warrants by reason of adjustments required pursuant to the anti-dilution provisions applicable to the Warrants and Series B Warrants as in effect on the date hereof;

            (b) shares of Common Stock issued upon the exercise of options granted or to be granted pursuant to the Company's Long Term Incentive Plan (as defined in the Plan) and the Company's Employee Retention Plan (as defined in the Plan) (such number subject to adjustment to reflect any stock split, stock dividend, reclassification or other transaction having a similar effect); and

            (c) all other shares of Common Stock issued pursuant to the terms of the Plan (including shares of Common Stock underlying the preferred stock being issued pursuant to the terms of the Plan).

            "Agreement" shall have the meaning set forth in the Preamble.

            "Bankruptcy Code" shall mean title 11 of the United States Code, 11 U.S.C. ss. 101, et seq., as now in effect or hereafter amended.

            "Bankruptcy Court" shall mean the United States Bankruptcy Court for the District of Delaware.

            "Business Day" shall mean any day other than a Saturday or a Sunday or a day on which commercial banking institutions in the City of New York are authorized by law to be closed. Any reference to "days" (unless Business Days are specified) shall mean calendar days.

            "Chapter 11 Case" shall mean the case under Chapter 11 of the Bankruptcy Code concerning the Company which was commenced on December 5, 2001.

            "Close of Business" on any given date shall mean 5:00 p.m., New York City time, on such date; provided, however, that if such date is not a Business Day it shall mean 5:00 p.m., New York City time, on the next succeeding Business Day.

            "Commission" shall mean the Securities and Exchange Commission or any successor agency having jurisdiction to enforce the Securities Act.

            "Common Stock" shall mean the Company's Common Stock, par value $.01 per share.

            "Company" shall have the meaning assigned to it in the Preamble, such term to include any Person which shall succeed to or assume the obligations of the Company hereunder in compliance with Section 5.

            "Convertible Securities" shall mean any evidences of indebtedness, shares of stock (other than Common Stock) or other securities directly or indirectly convertible into or exchangeable for Additional Shares of Common Stock.

            "Current Market Price" shall mean, on any date specified herein, the average of the daily Market Price during the 20 consecutive trading days commencing 30 trading days before such date, except that, if on any such date the shares of the subject securities are not listed or admitted for trading on any national securities exchange or quoted in Nasdaq over-the-counter market, the Current Market Price shall be the Market Price on such date.

            "Distribution Date" shall have the meaning set forth in Section
4.11.

            "Effective Date" shall mean the date of this Agreement.

            "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended from time to time, and the rules and regulations thereunder, or any successor statute.

            "Expiration Date" shall have the meaning assigned to it in
Section 21.

            "Extraordinary Event" shall mean an event in which the Company consolidates, merges or combines with or into any other Person (whether or not the Company is the continuing or surviving entity) or effects a similar transaction and holders of Common Stock receive consideration with respect to such transaction other than solely capital stock or other securities of the Company, any surviving entity, or the parent entity of the surviving entity.

            "Fair Value" shall mean, on any date specified herein (i) in the case of cash, the dollar amount thereof, (ii) in the case of Warrants, a Black-Sholes valuation performed by a nationally recognized independent investment banking firm selected by the Board of Directors of the Company, and
(ii) in all other cases, the fair value thereof (as of a date which is within 20 days of the date as of which the determination is to be made) determined by a nationally recognized independent investment banking firm selected by the Board of Directors of the Company, which determination in each case shall be final, conclusive and binding upon the Company and the holder of each Warrant.

            "Issue Date" shall have the meaning assigned to it in Section 2.1.

            "Market Price" shall mean, on any date specified herein, the amount per share of the subject security, equal to (i) the average weighted sale price of such security, regular way, on such date or, in case no such sale takes place on such date, the average of the closing bid and asked prices thereof regular way on such date, in either case as officially reported on the principal national securities exchange on which such security is then listed or admitted for trading, (ii) if such security is not then listed or admitted for trading on any national securities exchange but is designated as a national market system security by the NASD, the average weighted trading price of the security on such date, (iii) if there shall have been no trading on such date or if the security is not so designated, the average of the closing bid and asked prices of the security on such date as shown by the NASD automated quotation system, or (iv) if such security is not then listed or admitted for trading on any national exchange or quoted in the over-the-counter market (or in the case of property other than securities), the Fair Value.

            "NASD" shall mean the National Association of Securities Dealers,
Inc.

            "Options" shall mean any rights, options or warrants to subscribe for, purchase or otherwise acquire either Additional Shares of Common Stock or Convertible Securities.

            "Other Securities" shall mean any stock (other than Common Stock) and other securities of the Company or any other Person (corporate or otherwise) which the holders of the Warrants at any time shall be entitled to receive, or shall have received, upon the exercise of the Warrants, in lieu of or in addition to Common Stock, or which at any time shall be issuable or shall have been issued in exchange for or in replacement of Common Stock or Other Securities pursuant to Section 5 or otherwise.

            "Paying Agent" shall have the meaning set forth in Section 6.2.

            "Person" shall mean any individual, firm, partnership, corporation, trust, joint venture, association, joint stock company, limited liability company, unincorporated organization or any other entity or organization, including a government or agency or political subdivision thereof, and shall include any successor (by merger or otherwise) of such entity.

            "Plan" shall have the meaning set forth in the Preamble.

            "Public Offering" shall mean the sale of Common Stock to the public in a firmly underwritten offering pursuant to an effective registration statement filed under the Securities Act.

            "Purchase Price" shall mean initially $25.83 per share of Common Stock, subject to adjustment and readjustment from time to time as provided in
Section 4, and, as so adjusted or readjusted, shall remain in effect until a further adjustment or readjustment thereof is required by Section 4.

            "Redemption Amount" shall have the meaning assigned to it in
Section 6.1.

            "Redemption Date" shall mean the date on which the Company determines it shall redeem the unexercised Warrants in accordance with
Section 6.

            "Rights" shall have the meaning assigned to it in Section 4.11.

            "Securities Act" shall mean the Securities Act of 1933, as amended from time to time, and the rules and regulations thereunder, or any successor statute.

            "Transfer Agent" shall have the meaning assigned to it in
Section 11.

            "Warrant Agent" shall have the meaning assigned to it in the Preamble, such term to include any Person which shall succeed to or assume the obligations of the Warrant Agent hereunder in compliance with Section 13.

            "Warrant Certificates" shall have the meaning assigned to it in
Section 2.3.

            "Warrants" shall have the meaning set forth in the Preamble.

            2. ISSUANCE OF WARRANTS.

            2.1. Issuance. Pursuant to the terms of the Plan, on the Effective Date (the "Issue Date") the Company shall authorize an account to hold the aggregate of 957,447 Warrants to be issued and distributed to the holders of Class 6 Subordinated Note Claims in accordance with the terms of the Plan.

            2.2. Share Amount. The number of shares of Common Stock purchasable upon exercise of the Warrants shall initially be one share of Common Stock for each Warrant exercised, subject to adjustment from and after the Issue Date as provided in Section 4 of this Agreement.

            2.3. Form of Warrant Certificate. The Warrants shall be evidenced by certificates substantially in the form attached hereto as Exhibit A (the "Warrant Certificate"). Each Warrant Certificate shall be dated as of the date on which it is countersigned by the Warrant Agent, which shall be on the Issue Date or, in the event of a division, exchange, substitution or transfer of any of the Warrants, on the date of such event. The Warrant Certificate may have such legends and endorsements stamped, printed, lithographed, or engraved thereon as the Company may deem appropriate and as are not inconsistent with the provisions of this Agreement, or as may be required to comply with any law or with any rule or regulation pursuant thereto.

            2.4. Execution of Warrant Certificate. Warrant Certificates shall be executed on behalf of the Company by its Chairman of the Board, Vice Chairman of the Board, Chief Executive Officer, President, any Vice President, Treasurer or Secretary, either manually or by facsimile signature printed thereon. In case any such officer of the Company whose signature shall have been placed upon any Warrant Certificate shall cease to be such officer of the Company before countersignature by the Warrant Agent or issuance and delivery thereof, such Warrant Certificate nevertheless may be countersigned by the Warrant Agent and issued and delivered with the same force and effect as though such person had not ceased to be such officer of the Company.

            2.5. Countersignature of Warrant Certificates. Warrant Certificates shall be manually countersigned by an authorized signatory of the Warrant Agent and shall not be valid for any purpose unless so countersigned. Such manual countersignature shall constitute conclusive evidence of such authorization. Notwithstanding anything to the contrary contained herein, upon receipt of a Warrant Certificate which has been executed on behalf of the Company, the Warrant Agent is hereby authorized and instructed to countersign, in accordance with the provisions of this
Section 2.5, and deliver any such new Warrant Certificates, as directed in writing by the Company and as and when required pursuant to the provisions of this Agreement. Each Warrant Certificate shall, when manually countersigned by an authorized signatory of the Warrant Agent, entitle the registered holder thereof to exercise the rights as the holder of the number of Warrants set forth thereon, subject to the provisions of this Agreement.

            3. EXERCISE OF WARRANT.

            3.1. Manner of Exercise; Payment of the Purchase Price. (a) A Warrant may be exercised by the holder thereof, in whole or in part, at any time or from time to time prior to the Expiration Date, by surrendering to the Warrant Agent at its office designated for such purposes, such Warrant Certificate with the form of Election to Purchase Shares attached hereto as Exhibit B (or a reasonable facsimile thereof) duly executed by the registered holder or holders thereof or by the duly appointed legal representative thereof or by a duly authorized attorney, such signature to be guaranteed by an eligible institution, and accompanied by payment of the Purchase Price for the number of shares of Common Stock specified in such form.

            (b) Payment of the Purchase Price may be made in United States currency by delivery of a certified check or bank draft payable to the order of the Company or by wire transfer to the Company.

            3.2. When Exercise Effective. The exercise of a Warrant shall be deemed to have been effected immediately prior to the Close of Business on the later of (a) the Business Day on which the Warrant Certificate shall have been surrendered to the Warrant Agent and (b) the Business Day on which the Purchase Price shall have been received by the Company as provided in Section 3.1, and at such time the Person or Persons in whose name or names any certificate or certificates for shares of Common Stock (or Other Securities) shall be issuable upon such exercise as provided in
Section 3.3 shall be deemed to have become the holder or holders of record thereof for all purposes.

            3.3. Delivery of Stock Certificates, etc.; Charges, Taxes and Expenses. (a) As soon as practicable after each exercise of a Warrant, in whole or in part, and in any event within five Business Days thereafter, the Company shall issue in the name of and deliver to the holder thereof or, subject to the Plan, as the holder may direct,

                  (i) a certificate or certificates for the number of
            shares of Common Stock (or Other Securities issued by the Company) to which the holder shall be entitled upon such exercise, which shares shall be validly issued, fully paid and nonassessable, plus, at the Company's option, in lieu of issuance of any fractional share to which the holder would otherwise be entitled, if any, (1) a check for the amount of cash equal to the same fraction multiplied by the Current Market Price per share on the date of the Warrant exercise or
            (2) the Company shall aggregate all such fractional shares of Common Stock (or Other Securities issued by the Company) into a whole number of shares and sell such aggregated fractional shares on behalf of the holders otherwise entitled thereto in a public or private sale and distribute, on a pro rata basis, the net cash proceeds therefrom to such holders, it being understood that while the Company will use its reasonable efforts to secure the best available sale price for such aggregated fractional shares, such price shall not necessarily be the highest price obtainable for such shares; and

                  (ii) in case such exercise is for less than all of the
            shares of Common Stock (or Other Securities issued by the Company) purchasable under such Warrant, a new Warrant Certificate (or certificate for Warrants of like tenor) for the balance of the shares of Common Stock (or Other Securities issued by the Company) purchasable hereunder.

            (b) The Company will pay all taxes and other governmental charges required by law attributable to the initial issuance of shares upon the exercise of Warrants; provided, however, that the Company shall not be required to pay any tax or taxes or other charges which may be payable in respect of any transfer involved in the issue of any Warrant Certificates or any certificates for shares of Common Stock or Other Securities in a name other than that of the registered holder of a Warrant Certificate surrendered upon the exercise of a Warrant, and the Company shall not be required to issue or deliver such Warrant Certificates unless or until the Person or Persons requesting the issuance thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid. The Warrant Agent shall have no duty or obligation to verify that such taxes and/or governmental charges have been paid.

            4. ADJUSTMENT OF COMMON STOCK ISSUABLE UPON EXERCISE AND EXERCISE PRICE.

            4.1. Adjustment of Number of Shares. Upon each adjustment of the Purchase Price as a result of the calculations made in this Section 4, such affected Warrant Certificate shall thereafter evidence the right to receive, at the adjusted Purchase Price, that number of shares of Common Stock (calculated to the nearest one-hundredth of a share) obtained by dividing (i) the product of the aggregate number of shares covered by such Warrant immediately prior to such adjustment and the Purchase Price in effect immediately prior to such adjustment of the Purchase Price by (ii) the Purchase Price in effect immediately after such adjustment of the Purchase Price.

            4.2. Issuance of Additional Shares of Common Stock. In case the Company at any time or from time to time after the date hereof shall issue or sell Additional Shares of Common Stock (including Additional Shares of Common Stock deemed to be issued pursuant to Section 4.4 or 4.5 but excluding Additional Shares of Common Stock purchasable upon exercise of Rights referred to in Section 4.11) other than in a Public Offering, without consideration or for a consideration per share less than the Current Market Price in effect immediately prior to such issue or sale, then, and in each such case, the Purchase Price shall be reduced, concurrently with such issue or sale, to a price (calculated to the nearest ..001 of a cent) determined by the Company by multiplying such Purchase Price by a fraction

            (a) the numerator of which shall be the sum of (i) the number of shares of Common Stock outstanding immediately prior to such issue or sale and (ii) the number of shares of Common Stock which the aggregate consideration received by the Company for the total number of such Additional Shares of Common Stock so issued or sold would purchase at the Current Market Price in effect immediately prior to such issuance, and

            (b) the denominator of which shall be the number of shares of Common Stock outstanding immediately after such issue or sale,

provided that, for the purposes of this Section 4.2, (x) immediately after any Additional Shares of Common Stock are deemed to have been issued pursuant to
Section 4.4 or 4.5, such Additional Shares shall be deemed to be outstanding, and (y) treasury shares shall not be deemed to be outstanding.

            4.3. Extraordinary Dividends and Distributions. In case the Company at any time or from time to time after the date hereof shall declare, order, pay or make a dividend or other distribution (including, without limitation, any distribution of other or additional stock or other securities, cash (other than regularly scheduled cash dividends payable out of consolidated earnings or earned surplus of the Company, determined in accordance with generally accepted accounting principles) or property or Options by way of dividend or spin-off, reclassification, recapitalization or similar corporate rearrangement) on the Common Stock other than (a) a dividend payable in Additional Shares of Common Stock or (b) a dividend of Rights referred to in Section 4.11 hereof, then, in each such case, the Purchase Price in effect immediately prior to the Close of Business on the record date fixed for the determination of holders of any class of securities entitled to receive such dividend or distribution shall be reduced, effective as of the Close of Business on such record date, to a price determined by the Company by multiplying such Purchase Price by a fraction.

            (x) the numerator of which shall be the Current Market Price of the Common Stock in effect on such record date or, if the Common Stock trades on an ex-dividend basis, on the date prior to the commencement of ex-dividend trading, less the Current Market Price of the Common Stock, in the case of a security, or the Fair Value in all other cases, of such dividend or distribution applicable to one share of Common Stock, and

            (y) the denominator of which shall be such Current Market Price of the Common Stock.

            4.4. Treatment of Options and Convertible Securities. In case the Company at any time or from time to time after the date hereof shall issue, sell, grant or assume, or shall fix a record date for the determination of holders of any class of securities of the Company entitled to receive, any Options or Convertible Securities (whether or not the rights thereunder are immediately exercisable), then, and in each such case, the maximum number of Additional Shares of Common Stock (as set forth in the instrument relating thereto, without regard to any provisions contained therein for a subsequent adjustment of such number) issuable upon the exercise of such Options or, in the case of Convertible Securities and Options therefor, the conversion or exchange of such Convertible Securities, shall be deemed to be Additional Shares of Common Stock issued as of the time of such issue, sale, grant or assumption or, in case such a record date shall have been fixed, as of the Close of Business on such record date (or, if the Common Stock trades on an ex-dividend basis, on the date prior to the commencement of ex-dividend trading), provided that such Additional Shares of Common Stock shall not be deemed to have been issued unless (i) the consideration per share (determined pursuant to Section 4.7) of such shares would be less than the Current Market Price in effect on the date of and immediately prior to such issue, sale, grant or assumption or immediately prior to the Close of Business on such record date (or, if the Common Stock trades on an ex-dividend basis, on the date prior to the commencement of ex-dividend trading), as the case may be, and (ii) such Additional Shares of Common Stock are not purchasable pursuant to Rights referred to in Section 4.11, and provided, further, that in any such case in which Additional Shares of Common Stock are deemed to be issued:

            (a) whether or not the Additional Shares of Common Stock underlying such Options or Convertible Securities are deemed to be issued, no further adjustment of the Purchase Price shall be made upon the subsequent issue or sale of Convertible Securities or shares of Common Stock upon the exercise of such Options or the conversion or exchange of such Convertible Securities, except in the case of any such Options or Convertible Securities which contain provisions requiring an adjustment, subsequent to the date of the issue or sale thereof, of the number of Additional Shares of Common Stock issuable upon the exercise of such Options or the conversion or exchange of such Convertible Securities by reason of (x) a change of control of the Company, (y) the acquisition by any Person or group of Persons of any specified number or percentage of the voting securities of the Company or (z) any other event or occurrence, such as a reset of pricing with respect to the conversion of Convertible Securities;

            (b) if such Options or Convertible Securities by their terms provide, with the passage of time or otherwise, for any increase in the consideration payable to the Company, or decrease in the number of Additional Shares of Common Stock issuable, upon the exercise, conversion or exchange thereof (by change of rate or otherwise), the Purchase Price computed upon the original issue, sale, grant or assumption thereof (or upon the occurrence of the record date, or date prior to the commencement of ex-dividend trading, as the case may be, with respect thereto), and any subsequent adjustments based thereon, shall, upon any such increase or decrease becoming effective, be recomputed to reflect such increase or decrease insofar as it affects such Options, or the rights of conversion or exchange under such Convertible Securities, which are outstanding at such time;

            (c) upon the expiration (or purchase by the Company and cancellation or retirement) of any such Options which shall not have been exercised or the expiration of any rights of conversion or exchange under any such Convertible Securities which (or purchase by the Company and cancellation or retirement of any such Convertible Securities the rights of conversion or exchange under which) shall not have been exercised, the Purchase Price computed upon the original issue, sale, grant or assumption thereof (or upon the occurrence of the record date, or date prior to the commencement of ex-dividend trading, as the case may be, with respect thereto), and any subsequent adjustments based thereon, shall, upon such expiration (or such cancellation or retirement, as the case may be), be recomputed as if:

            (i) in the case of Options for Common Stock or Convertible Securities, the only Additional Shares of Common Stock issued or sold were the Additional Shares of Common Stock, if any, actually issued or sold upon the exercise of such Options or the conversion or exchange of such Convertible Securities and the consideration received therefor was the consideration actually received by the Company for the issue, sale, grant or assumption of all such Options, whether or not exercised, plus the consideration actually received by the Company upon such exercise, or for the issue or sale of all such Convertible Securities which were actually converted or exchanged, plus the additional consideration, if any, actually received by the Company upon such conversion or exchange, and

            (ii) in the case of Options for Convertible Securities, only the Convertible Securities, if any, actually issued or sold upon the exercise of such Options were issued at the time of the issue or sale, grant or assumption of such Options, and the consideration received by the Company for the Additional Shares of Common Stock deemed to have then been issued was the consideration actually received by the Company for the issue, sale, grant or assumption of all such Options, whether or not exercised, plus the consideration deemed to have been received by the Company (pursuant to Section 4.7) upon the issue or sale of such Convertible Securities with respect to which such Options were actually exercised;

            (d) no readjustment pursuant to subdivision (b) or (c) above shall have the effect of increasing the Purchase Price by an amount in excess of the amount of the adjustment thereof originally made in respect of the issue, sale, grant or assumption of such Options or Convertible Securities; and

            (e) in the case of any such Options which expire by their terms not more than 30 days after the date of issue, sale, grant or assumption thereof, no adjustment of the Purchase Price shall be made until the expiration or exercise of all such Options, whereupon such adjustment shall be made in the manner provided in Subsection (c) above.

            4.5. Treatment of Stock Dividends, Stock Splits, etc. In case the Company at any time or from time to time after the date hereof shall declare or pay any dividend on the Common Stock payable in Common Stock, or shall effect a subdivision of the outstanding shares of Common Stock into a greater number of shares of Common Stock (by reclassification or otherwise than by payment of a dividend in Common Stock), then, and in each such case, Additional Shares of Common Stock shall be deemed to have been issued (and adjustments shall be made pursuant to Sections 4.1 and 4.2) (a) in the case of any such dividend, immediately after the Close of Business on the record date for the determination of holders of any class of securities entitled to receive such dividend, or (b) in the case of any such subdivision, at the Close of Business on the day immediately prior to the day upon which such corporate action becomes effective.

            4.6. Adjustment for Reclassification, Exchange and Substitution

            If at any time after the date hereof while any Warrants remain outstanding, the shares of Common Stock issuable upon exercise of the Warrants are changed into the same or a different number of shares of any class or classes of stock and an appropriate adjustment shall not otherwise have been made pursuant to Section 4 hereto, each Warrant will thereafter represent the right to acquire such number and kind of securities as would have been issuable as a result of exercise of each Warrant and the Purchase Price therefore shall be appropriately adjusted.

            4.7. Computation of Consideration. For the purposes of this
Section 4,

            (a) the consideration for the issue or sale of any Additional Shares of Common Stock shall, irrespective of the accounting treatment of such consideration,

                  (i) insofar as it consists of cash, be computed at the
            total amount of cash received by the Company, without deducting any expenses paid or incurred by the Company or any commissions or compensation paid or concessions or discounts allowed to underwriters, dealers or others performing similar services in connection with such issue or sale,

                  (ii) insofar as it consists of property other than cash,
            be computed at the Current Market Price, in the case of a security, and Fair Value in all other cases, at the time of such issue or sale, and

                  (iii) in case Additional Shares of Common Stock are
            issued or sold together with other stock or securities or other assets of the Company for a consideration which covers both, be the portion of such consideration so received, computed as provided in clauses (i) and (ii) above, allocable to such Additional Shares of Common Stock, such allocation to be determined in the same manner that the Fair Value of property not consisting of cash is to be determined as provided in the definition of "Fair Value" herein;

            (b) Additional Shares of Common Stock deemed to have been issued pursuant to Section 4.4, relating to Options and Convertible Securities, shall be deemed to have been issued for a consideration per share determined by dividing:

                  (i) the total amount, if any, received or receivable by
            the Company as consideration for the issue, sale, grant or assumption of the Options or Convertible Securities in question, plus the minimum aggregate amount of additional consideration (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such consideration to protect against dilution) payable to the Company upon the exercise in full of such Options or the conversion or exchange of such Convertible Securities or, in the case of Options for Convertible Securities, the exercise of such Options for Convertible Securities and the conversion or exchange of such Convertible Securities, in each case computing such consideration as provided in the foregoing subdivision (a), by
            --

                  (ii) the maximum number of shares of Common Stock (as set
            forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such number to protect against dilution) issuable upon the exercise of such Options or the conversion or exchange of such Convertible Securities; and

            (c) Additional Shares of Common Stock deemed to have been issued pursuant to Section 4.5, relating to stock dividends, stock splits, etc., shall be deemed to have been issued for no consideration.

            4.8. Adjustments for Combinations, etc. In case the outstanding shares of Common Stock shall be combined or consolidated, by reverse stock split, by reclassification or otherwise, into a lesser number of shares of Common Stock, the Purchase Price in effect immediately prior to such combination or consolidation shall, concurrently with the effectiveness of such combination or consolidation, be proportionately increased.

            4.9. De Minimis Adjustments. If the amount of any adjustment of the Purchase Price per share required pursuant to this Section 4 would be less than one tenth (1/10) of one percent (1%) of the Purchase Price, such amount shall be carried forward and adjustment with respect thereto made at the time of and together with any subsequent adjustment which, together with such amount and any other amount or amounts so carried forward, shall aggregate a change in the Purchase Price of at least one tenth (1/10) of one percent (1%) of such Purchase Price. All calculations under a Warrant shall be made to the nearest one-hundredth of a share, as the case may be.

            4.10. Abandoned Dividend or Distribution. If the Company shall take a record of the holders of its Common Stock for the purpose of entitling them to receive a dividend or other distribution (which results in an adjustment to the Purchase Price under the terms of this Agreement) and shall, thereafter, and before such dividend or distribution is paid or delivered to shareholders entitled thereto, legally abandon its plan to pay or deliver such dividend or distribution, then any adjustment made to the Purchase Price and number of shares of Common Stock purchasable upon Warrant exercise by reason of the taking of such record shall be reversed, and any subsequent adjustments, based thereon, shall be recomputed.

            4.11. Shareholder Rights Plan. Notwithstanding the foregoing, in the event that the Company shall distribute "poison pill" rights pursuant to a "poison pill" shareholder rights plan (the "Rights"), the Company shall, in lieu of making any adjustment pursuant to Section 4.2, make proper provision so that each holder who exercises a Warrant after the record date for such distribution and prior to the expiration or redemption of the Rights shall be entitled to receive upon such exercise, in addition to the shares of Common Stock issuable upon such exercise, a number of Rights to be determined as follows: (i) if such exercise occurs on or prior to the date for the distribution to the holders of Rights of separate certificates evidencing such Rights (the "Distribution Date"), the same number of Rights to which a holder of a number of shares of Common Stock equal to the number of shares of Common Stock issuable upon such exercise at the time of such exercise would be entitled in accordance with the terms and provisions of and applicable to the Rights; and (ii) if such exercise occurs after the Distribution Date, the same number of Rights to which a holder of the number of shares into which the Warrant so exercised was exercisable immediately prior to the Distribution Date would have been entitled on the Distribution Date in accordance with the terms and provisions of and applicable to the Rights.

            5. CONSOLIDATION OR MERGER.

            5.1. Adjustments for Consolidation or Merger. In case the Company after the date hereof shall consolidate or merge with or into any other Person and in connection with such consolidation or merger, the Common Stock or Other Securities shall be changed into or exchanged for stock or other securities of the Company, the surviving Person, or the Parent of the surviving Person, as the case may be, then, and in the case of each such transaction, proper provision shall be made so that, upon the basis and the terms and in the manner provided in this Agreement, the holder of a Warrant, upon the exercise thereof at any time after the consummation of such transaction, shall be entitled to receive the kind and amount of such securities to which such holder would actually have been entitled as a shareholder upon such consummation if such holder had exercised such Warrant immediately prior thereto, subject to adjustments (subsequent to such consummation) as nearly equivalent as possible to the adjustments provided for in Sections 4 through 6.

            5.2. Assumption of Obligations. Notwithstanding anything contained in this Agreement or the Plan to the contrary, the Company shall not effect any of the transactions described in Section 5.1 unless, prior to the consummation thereof, each Person (other than the Company) which may be required to issue any stock or other securities upon the exercise of a Warrant as provided herein shall assume or agree, by written instrument delivered to, and reasonably satisfactory to, the holder of such Warrant,
(a) the obligations of the Company under such Warrant (and if the Company shall survive the consummation of such transaction, such assumption shall be in addition to, and shall not release the Company from, any continuing obligations of the Company under such Warrant), (b) to the extent that the stock or other securities of a Person (other than the Company) described in
Section 5.1 for which the Warrant would be exercisable do not constitute freely tradeable securities, to immediately register such securities under the Securities Act or provide holders with demand and other customary registration rights under the Securities Act with respect to such securities, and (c) the obligation to deliver to the holder such shares of stock or other securities as, in accordance with the foregoing provisions of this Section 5, the holder may be entitled to receive, which shares of stock or other securities shall be, when issued, duly authorized, validly issued, fully paid and nonassessable. Nothing in this Section 5 shall be deemed to authorize the Company to enter into any transaction not otherwise permitted by the Plan.

            6. REDEMPTION RIGHTS.

            6.1. Redemption Rights with Respect to Unexercised Warrants. In the case of an Extraordinary Event, the Company shall redeem all unexercised Warrants no later than 30 days after the consummation of the Extraordinary Event for an amount per Warrant equal to the greater of the following amounts:

                  (i) the Fair Value of the consideration paid to the
            holders of Common Stock in the Extraordinary Event less the Purchase Price;

                  (ii) the Fair Value of the Warrants determined as of the
            consummation of the Extraordinary Event; or

                  (iii) $0.01.

Such amount, as determined in the proceeding sentence, the "Redemption
Amount."

            6.2. Notice of Redemption. With respect to any redemption of the Warrants in accordance with this Section 6, at least 30 days but not more than 60 days before the Redemption Date, the Company shall mail a notice of redemption by first-class mail to each holder of unexercised Warrants as it appears on the register of the Company.

            The notice shall identify the unexercised Warrants to be redeemed and shall state:

                  (i) the Redemption Date;

                  (ii) the Redemption Amount;

                  (iii) the name and address of the agent who will be
            making the payments contemplated by Section 6.1 (the "Paying Agent"); and

                  (iv) that the unexercised Warrants called for redemption
            must be surrendered to the Paying Agent on or prior to the Redemption Date in order to collect the Redemption Amount.

            6.3. Effect of Notice of Redemption. Once notice of redemption is mailed, Warrants called for redemption shall become eligible for redemption on the Redemption Date and in accordance with Section 6.2, at the Redemption Amount. Upon surrender of any Warrants to the Paying Agent, such Warrants shall be paid at the Redemption Amount. Notice of redemption shall be deemed to be given when mailed, whether or not the holder of the Warrant receives the notice. In any event, failure to give such notice, or any defect therein, shall not affect the validity of the proceedings for the redemption of Warrants held by any Warrant holders to whom such notice was properly given.

            6.4. Funding of Redemption Amount. From time to time as appropriate the Company shall fund to the Paying Agent (or, if the Company is acting as its own Paying Agent, shall segregate and hold in trust) money sufficient to pay the Redemption Amount on such Warrants as they are surrendered.

            6.5. Payment of Warrants Called for Redemption. If notice of redemption has been given in the manner provided above, the Warrants specified in such notice to be redeemed shall become eligible for redemption on the Redemption Date at the Redemption Amount stated therein. On the Redemption Date, the Company shall place funds sufficient to pay the Redemption Amount on all outstanding warrants in trust for the holders of the Warrants until a date 90 days after the Redemption Date and after such date such Warrants shall be deemed cancelled and no Warrant surrendered thereafter shall be eligible for the Redemption Amount. Upon surrender of any Warrant for redemption in accordance with a notice of redemption, such Warrant shall be paid and redeemed by the Company at the Redemption Amount.

            7. No Dilution or Impairment. The Company shall not, by amendment of its certificate of incorporation or through any consolidation, merger, reorganization, transfer of assets, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Agreement, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the holder of a Warrant against dilution or other impairment. Without limiting the generality of the foregoing, the Company (a) shall not permit the par value of any shares of stock receivable upon the exercise of a Warrant to exceed the amount payable therefor upon such exercise, (b) shall take all such action as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable shares of stock, free from all taxes, liens, security interests, encumbrances, preemptive rights and charges on the exercise of the Warrants from time to time outstanding and (c) shall not take any action which results in any adjustment of the Purchase Price if the total number of shares of Common Stock (or Other Securities) issuable after the action upon the exercise of all of the Warrants would exceed the total number of shares of Common Stock (or Other Securities) then authorized by the Company's certificate of incorporation and available for the purpose of issue upon such exercise.

            8. CERTIFICATE as to Adjustments. In each case of any adjustment, readjustment, increase or reduction described with respect to the shares of Common Stock (or Other Securities) issuable upon the exercise of a Warrant, including with respect to the Purchase Price, or as to the maximum number of Additional Shares of Common Stock, or the number or kind of securities the Warrant shall represent, as each is described in Sections 4 and 5 (in each such case, an "Adjustment"), the Company at its expense shall promptly compute such Adjustment in accordance with the terms of this Agreement and prepare a certificate signed by the Chairman of the Board of Directors of the Company and the Chief Financial Officer or Treasurer of the Company setting forth such Adjustment showing in reasonable detail the method of calculation thereof and the facts upon which such Adjustment is based, including a statement of (a) the consideration received or to be received by the Company for any Additional Shares of Common Stock issued or sold or deemed to have been issued, (b) the number of shares of Common Stock outstanding or deemed to be outstanding, and (c) the Purchase Price in effect immediately prior to such issue or sale and as adjusted and readjusted (if required by Section 4) on account thereof. The Company shall forthwith mail a copy of each such certificate to the Warrant Agent and shall, upon the written request at any time of any holder of a Warrant, furnish to such holder a like certificate. The Company shall also keep copies of all such certificates at its principal office and shall cause the same to be available for inspection at such office during normal business hours by any holder of a Warrant or any prospective purchaser of a Warrant designated by the holder thereof. The Warrant Agent shall not be deemed to have knowledge of any such Adjustment unless and until it shall have received such certificate from the Company, and the Warrant Agent shall be fully protected in relying on any such Adjustment or other statements contained in such certificate and shall have no duty or obligation to investigate or inquire as to whether such Adjustment is accurate.

            9. NOTICES OF CORPORATE ACTION. In the event of:

            (a) any taking by the Company of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend (other than a regularly scheduled cash dividend payable out of consolidated earnings or earned surplus of the Company, determined in accordance with generally accepted accounting principles, in an amount not exceeding the amount in excess of 110% of the immediately preceding cash dividend for such period) or other distribution, or any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any other right, or

            (b) any capital reorganization of the Company, any reclassification or recapitalization of the capital stock of the Company, any consolidation or merger involving the Company and any other Person, any transaction or series of transactions in which more than 50% of the voting securities of the Company are transferred to another Person, or any transfer, sale or other disposition of all or substantially all the assets of the Company to any other Person, or

            (c) any voluntary or involuntary dissolution, liquidation or winding-up of the Company,

the Company shall mail to each holder of a Warrant a notice specifying (i) the date or expected date on which any such record is to be taken for the purpose of such dividend, distribution or right, and the amount and character of such dividend, distribution or right, and (ii) the date or expected date on which any such reorganization, reclassification, recapitalization, consolidation, merger, transfer, sale, disposition, dissolution, liquidation or winding-up is to take place and the time, if any such time is to be fixed, as of which the holders of record of Common Stock (or Other Securities) shall be entitled to exchange their shares of Common Stock (or Other Securities) for the securities or other property deliverable upon such reorganization, reclassification, recapitalization, consolidation, merger, transfer, dissolution, liquidation or winding-up. Such notice shall be mailed not less than 10 days prior to the date therein specified.

            10. Registration RIGHTS. If any shares of Common Stock or Other Securities required to be reserved for purposes of exercise of a Warrant require registration with or approval of any governmental authority under any federal or state law before such shares may be issued upon exercise or sold thereafter, the Company shall, at its expense and as expeditiously as possible, use commercially reasonable efforts to cause such securities to be duly registered or approved, as the case may be. At any such time as the Common Stock is listed on any national securities exchange, the Company shall, at its expense, obtain promptly and maintain the approval for listing on each such exchange, upon official notice of issuance, the shares of Common Stock issuable upon exercise of the then outstanding Warrants and maintain the listing of such shares after their issuance; and the Company shall also list on such national securities exchange, shall register under the Exchange Act and shall maintain such listing of, any Other Securities that at any time are issuable upon exercise of the Warrants, if and at the time that any securities of the same class shall be listed on such national securities exchange by the Company.

            11. Reservation of Stock, etc. The Company shall at all times reserve and keep available, solely for issuance and delivery upon exercise of the Warrants, the number of shares of Common Stock (or Other Securities) from time to time issuable upon exercise of all Warrants at the time outstanding. All shares of Common Stock (or Other Securities) issuable upon exercise of any Warrants shall be duly authorized and, when issued upon such exercise, shall be validly issued and, in the case of shares, fully paid and nonassessable with no liability on the part of the holders thereof, and, in the case of all securities, shall be free from all taxes, liens, security interests, encumbrances, preemptive rights and charges. The Company will ensure that the transfer agent for the Common Stock, which may be the Company ("Transfer Agent"), and every subsequent Transfer Agent for any shares of the Company's capital stock issuable upon the exercise of any of the purchase rights represented by a Warrant, are hereby irrevocably authorized and directed at all times until the Expiration Date to reserve such number of authorized and unissued shares as shall be requisite for such purpose. The Company shall keep copies of a Warrant on file with the Warrant Agent and with every subsequent Transfer Agent for any shares of the Company's capital stock issuable upon the exercise of the rights of purchase represented by a Warrant. The Company shall supply such Transfer Agent with duly executed stock certificates for such purpose. All Warrant Certificates surrendered upon the exercise of the rights thereby evidenced shall be canceled, and such canceled Warrants shall constitute sufficient evidence of the number of shares of stock which have been issued upon the exercise of such Warrants. Subsequent to the Expiration Date, no shares of stock need be reserved in respect of any unexercised Warrant.

            12. REGISTRATION AND TRANSFER OF WARRANTS, ETC.

            12.1. Warrant Register; Ownership of Warrants. Each Warrant issued by the Company shall be numbered and shall be registered in a warrant register (the "Warrant Register") as it is issued and transferred, which Warrant Register shall be maintained by the Warrant Agent. The Company and the Warrant Agent shall be entitled to treat the Person listed as the registered holder of any Warrant on the Warrant Register as the owner in fact thereof for all purposes and shall not be bound to recognize any equitable or other claim to or interest in such Warrant on the part of any other Person, and shall not be affected by any notice to the contrary, except that, if and when any Warrant is properly assigned in blank, the Company and the Warrant Agent may (but shall not be obligated to) treat the bearer thereof as the owner of such Warrant for all purposes. A Warrant, if properly assigned, may be exercised by a new holder without a new Warrant first having been issued.

            12.2. Transfer of Warrants. Subject to compliance with applicable securities laws, a Warrant and all rights thereunder are transferable in whole or in part, without charge to the holder thereof, upon surrender of such Warrant with a properly executed Form of Assignment attached hereto as Exhibit C at the designated office of the Warrant Agent. Upon any partial transfer, the Company shall at its expense issue and deliver to the holder a new Warrant Certificate of like tenor, in the name of the holder, which shall be exercisable for such number of shares of Common Stock with respect to which rights under such Warrant were not so transferred.

            12.3. Replacement of Warrants. On receipt by the Company of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of a Warrant Certificate and, in the case of any such loss, theft or destruction of a Warrant Certificate, on delivery of an indemnity agreement satisfactory in form and amount to the Company and the Warrant Agent or, in the case of any such mutilation, on surrender of such Warrant Certificate to the Warrant Agent and cancellation thereof, the Company at its expense shall execute and deliver, in lieu thereof, a new Warrant Certificate of like tenor.

            12.4. Adjustments to Purchase Price and Number of Shares. Notwithstanding any adjustment in the Purchase Price or in the number or kind of shares of Common Stock purchasable upon exercise of a Warrant, any Warrant theretofore or thereafter issued may continue to express the same number and kind of shares of Common Stock as are stated in this Warrant, as initially issued.

            12.5. Fractional Shares. Notwithstanding any adjustment pursuant to Section 4 in the number of shares of Common Stock or Other Securities covered by a Warrant or any other provision of this Agreement, the Company shall not be required to issue fractions of shares upon exercise of a Warrant or to distribute Warrant Certificates which evidence fractional shares. In lieu of fractional shares, the Company shall make payment to the holder, at the time of exercise of a Warrant as herein provided, in an amount in cash equal to such fraction multiplied by the Current Market Price of a share of Common Stock or Other Security on the date of Warrant exercise.

            13. WARRANT AGENT.

            13.1. Obligations Binding. The Warrant Agent undertakes only the duties and obligations expressly imposed by this Agreement upon the terms and conditions set forth herein, and no implied covenants or obligations shall be read into this Agreement against the Warrant Agent, whose duties and obligations shall be determined solely by the express provisions hereof. The Company, and the holders of Warrants by their acceptance thereof, shall be bound by all of such terms and conditions.

            13.2. No Liability. The Warrant Agent shall not by countersigning Warrant Certificates or by any other act hereunder be accountable with respect to or be deemed to make any representations as to the validity or authorization of the Warrants or the Warrant Certificates (except as to its countersignature thereon), as to the validity, authorization, or value (or kind or amount) of any Common Stock or any other property delivered or deliverable upon exercise of any Warrant, or as to the Purchase Price of such Common Stock, Additional Shares of Common Stock, securities, or other property. The Warrant Agent shall not (a) be liable for any recital or statement of fact contained herein or in the Warrant Certificates or for any action taken, suffered, or omitted by the Warrant Agent in good faith in the belief that any Warrant Certificate or any other document or any signature is genuine or properly authorized, (b) be responsible for determining whether any facts exist that may require any adjustment of the Purchase Price and the number of shares of Common Stock purchasable upon exercise of Warrants, or with respect to the nature or extent of any such adjustments when made, or with respect to the method of adjustment employed, (c) be responsible for any failure on the part of the Company to issue, transfer, or deliver any Common Stock or property upon the surrender of any Warrant or Warrant Certificate for the purpose of exercise or to comply with any other of the Company's covenants and obligations contained in this Agreement or in the Warrant Certificates, or
(d) be liable to the Company or any other Person whatsoever for any action taken, suffered or omitted in connection with this Agreement except for its own gross negligence, bad faith or willful misconduct (which gross negligence, bad faith or willful misconduct must be determined by a final, non-appealable order, judgment, decree or ruling of a court of competent jurisdiction). Anything to the contrary notwithstanding, in no event shall the Warrant Agent be liable for special, punitive, indirect, consequential or incidental loss or damage of any kind whatsoever (including but not limited to lost profits), even if the Warrant Agent has been advised of the likelihood of such loss or damage. Any liability of the Warrant Agent under this Agreement will be limited to the amount of annual fees paid by the Company to the Warrant Agent.

            13.3. Instructions. The Warrant Agent is hereby authorized to accept instructions with respect to the performance of its duties hereunder from the Chairman of the Board, Vice Chairman of the Board, President, any Vice President, Treasurer or any Assistant Treasurer of the Company, and to apply to any such officer for advice or instructions. The Warrant Agent shall not be liable for any action taken, suffered, or omitted by it in accordance with the instructions of any such officer or for any delay in acting while waiting for those instructions.

            13.4. Agents. The Warrant Agent may execute and exercise any of the rights and powers hereby vested in it or perform any duty hereunder either itself or by or through its attorneys, agents, or employees, provided reasonable care has been exercised in the selection and in the continued employment of any such attorney, agent, or employee. The Warrant Agent shall not be under any obligation or duty to institute, appear in, or defend any action, suit, or legal proceeding in respect hereof, but this provision shall not affect the power of the Warrant Agent to take such action as the Warrant Agent may consider proper. The Warrant Agent shall promptly notify the Company in writing of any claim made or action, suit, or proceeding instituted against the Warrant Agent arising out of or in connection with this Agreement.

            13.5. Cooperation. The Company will perform, execute, acknowledge, and deliver or cause to be performed, executed, acknowledged, and delivered all such further acts, instruments, and assurances as may reasonably be required by the Warrant Agent in order to enable the Warrant Agent to carry out or perform its duties under this Agreement.

            13.6. Agent Only. The Warrant Agent shall act solely as agent.

            13.7. Right to Counsel. The Warrant Agent may at any time consult with legal counsel satisfactory to it (who may be legal counsel for the Company) and the Warrant Agent shall incur no liability or responsibility to the Company, to any Warrant holder, or to any other Person, for any action taken, suffered, or omitted by the Warrant Agent in good faith in accordance with the opinion or advice of such counsel.

            13.8. Compensation; Indemnification. The Company agrees to pay the Warrant Agent reasonable compensation for its services hereunder (as more fully described in Exhibit A) and to reimburse the Warrant Agent for its reasonable expenses and counsel fees and other disbursements incurred in the preparation, delivery, amendment, administration and execution of this Agreement and the exercise and performance of its duties hereunder; and further agrees to indemnify the Warrant Agent for, and hold it harmless against, any loss, liability, damage, fine, penalty, claim, demand, settlement or expense, including, but not limited to, judgments, costs, and reasonable counsel fees, for any action taken, suffered, or omitted by the Warrant Agent in connection with the acceptance, administration, exercise and performance of its duties and powers hereunder, except for any such liabilities that arise as a result of the Warrant Agent's gross negligence, bad faith or willful misconduct (which gross negligence, bad faith or willful misconduct must be determined by a final, non-appealable order, judgment, decree or ruling of a court of competent jurisdiction). The costs and expenses incurred in enforcing this right of indemnification shall be paid by the Company. The provisions of this Section 13 shall survive the termination of this Agreement, the exercise or expiration of the Warrants, and the resignation, replacement or removal of the Warrant Agent.

            13.9. Accounting. The Warrant Agent shall account promptly to the Company with respect to Warrants exercised and concurrently pay to the Company all moneys received by the Warrant Agent on behalf of the Company on the purchase of shares of Common Stock through the exercise of Warrants.

            13.10. No Conflict. The Warrant Agent and any stockholder, director, officer, or employee of the Warrant Agent may buy, sell, or deal in any of the Warrants or other securities of the Company or become pecuniarily interested in any transaction in which the Company may be interested, or contract with or lend money to the Company or otherwise act as fully and freely as though it were not Warrant Agent under this Agreement. Nothing herein shall preclude the Warrant Agent from acting in any other capacity for the Company or for any other Person.

            13.11. Resignation; Termination. The Warrant Agent may resign its duties and be discharged from all further duties (subject to Section 13.8) after giving 30 days prior written notice to the Company. The Company may remove the Warrant Agent upon 30 days written notice, and the Warrant Agent shall thereupon in like manner be discharged from all further duties hereunder. The Company shall cause to be mailed (by first class mail, postage prepaid) to each registered holder of a Warrant at such holder's last address as shown on the register of the Company, at the Company's expense, a copy of such notice of resignation or notice of removal, as the case may be. Upon such resignation or removal the Company shall promptly appoint in writing a new warrant agent. If the Company shall fail to make such appointment within a period of thirty (30) days after it has been notified in writing of such resignation by the resigning Warrant Agent or after such removal, then the holder of any Warrant may apply to any court of competent jurisdiction for the appointment of a new warrant agent. Pending appointment of a successor to the Warrant Agent, either by the Company or by such a court, the duties of the Warrant Agent shall be carried out by the Company. Any successor warrant agent, whether appointed by the Company or by such a court, shall be a (i) Person, incorporated under the laws of the United States or of any state thereof and authorized under such laws to exercise corporate trust or shareholder service powers, be subject to supervision and examination by Federal or state authority, and have a combined capital and surplus of not less than $100,000,000 as set forth in its most recent published annual report of condition, or (ii) be an affiliate of the Person described in clause (i) of this sentence. After acceptance in writing of such appointment by the new warrant agent it shall be vested with the same powers, rights, duties, and responsibilities as if it had been originally named herein as the Warrant Agent, without any further assurance, conveyance, act, or deed; but if for any reason it shall be necessary or expedient to execute and deliver any further assurance, conveyance, act, or deed, the same shall be done at the expense of the Company and shall be legally and validly executed and delivered by the resigning or removed Warrant Agent. Not later than the effective date of any such appointment the Company shall file notice thereof with the resigning or removed Warrant Agent and shall forthwith cause a copy of such notice to be mailed (by first class mail, postage prepaid) to each registered holder of a Warrant at such holder's last address as shown on the register of the Company. Failure to give any notice provided for in this Section 13.11, or any defect in any such notice, shall not affect the legality or validity of the resignation of the Warrant Agent or the appointment of a new warrant agent, as the case may be.

            13.12. Change of Warrant Agent. If at any time the name of the Warrant Agent shall be changed and at such time any of the Warrant Certificates shall have been countersigned but not delivered, the Warrant Agent may adopt the countersignature under its prior name and deliver Warrant Certificates so countersigned; and if at that time any of the Warrant Certificates shall not have been countersigned, the Warrant Agent may countersign such Warrant Certificates either in its prior name or in its changed name; and in all such cases such Warrant Certificates shall have the full force and effect provided in the Warrant Certificates and this Agreement.

            13.13. Successor Warrant Agent. Any Person into which the Warrant Agent or any new warrant agent may be merged or any Person resulting from any consolidation to which the Warrant Agent or any new warrant agent shall be a party or any Person succeeding to all or substantially all the agency business of the Warrant Agent or any new warrant agent shall be a successor Warrant Agent under this Agreement without any further act; provided, that such Person would be eligible for appointment as a new warrant agent under the provisions of Section 13.11. The Company shall promptly cause notice of the succession as Warrant Agent of any such successor Warrant Agent to be mailed (by first class mail, postage prepaid) to each registered holder of a Warrant at its last address as shown on the register of the Company.

            13.14. Reliance on Certificate. Whenever in the performance of its duties under this Agreement the Warrant Agent shall deem it necessary or desirable that any fact or matter (including without limitation, the Purchase Price or the number of shares of Common Stock to be issued) be proved or established by the Company prior to taking, suffering or omitting to take any action hereunder, such fact or matter (unless other evidence in respect thereof be herein specifically prescribed) may be deemed to be conclusively proved and established by a certificate signed by any one of the Chairman of the Board, Vice Chairman of the Board, President, any Vice President, Treasurer or any Assistant Treasurer of the Company, and delivered to the Warrant Agent; and such certificate shall be full and complete authorization and protection to the Warrant Agent and the Warrant Agent shall incur no liability for or in respect of any action taken, suffered or omitted by it under the provisions of this Agreement in reliance upon such certificate. Only with respect to the Warrant Agent, in the event that a provision of this Agreement conflicts with the Plan, this Agreement shall govern.

            14. Remedies; Specific Performance. The Company stipulates that there would be no adequate remedy at law to the holder of a Warrant in the event of any default or threatened default by the Company in the performance of or compliance with any of the terms of a Warrant and accordingly, the Company agrees that, in addition to any other remedy to which the holder may be entitled at law or in equity, the holder shall be entitled to seek to compel specific performance of the obligations of the Company under such Warrant, without the posting of any bond, in accordance with the terms and conditions of this Agreement in any court of the United States or any State thereof having jurisdiction, and if any action should be brought in equity to enforce any of the provisions of this Agreement, the Company shall not raise the defense that there is an adequate remedy at law. A delay or omission by the holder hereto in exercising any right or remedy accruing upon any such breach shall not impair the right or remedy or constitute a waiver of or acquiescence in any such breach. No remedy shall be exclusive of any other remedy. All available remedies shall be cumulative.

            15. No Rights or Liabilities as Shareholder. Nothing contained in this Agreement or a Warrant Certificate shall be construed as conferring upon the holder thereof any rights as a shareholder of the Company or as imposing any obligation on the holder to purchase any securities or as imposing any liabilities on the holder as a shareholder of the Company, whether such obligation or liabilities are asserted by the Company or by creditors of the Company.

            16. Notices. All notices and other communications (and deliveries) provided for or permitted hereunder shall be made in writing by hand delivery, telecopier, any courier guaranteeing overnight delivery or first class registered or certified mail, return receipt requested, postage prepaid, addressed (a) if to the Company, to the attention of its Chief Executive Officer at its principal office located at 15300 Centennial Drive, Northville, Michigan, 48167, or such other address as may hereafter be designated in writing by the Company to the holder in accordance with the provisions of this Section, (b) if to the holder, at its address as it appears in the Warrant Register, or (c) if to the Warrant Agent, at its designated office located at 85 Challenger Road, Ridgefield Park, NJ 07660, or such other address as may hereafter be designated in writing by the Warrant Agent in accordance with the provisions of this Section.

            All such notices and communications (and deliveries) shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; when receipt is acknowledged, if telecopied; on the next Business Day, if timely delivered to a courier guaranteeing overnight delivery; and five days after being deposited in the mail, if sent first class or certified mail, return receipt requested, postage prepaid; provided, that the exercise of any Warrant shall be effective in the manner provided in Section 3.

            17. Amendments. A Warrant and any term thereof may not be amended, modified, supplemented or terminated, and waivers or consents to departures from the provisions hereof may not be established, without the written consent of the Company and the individual holder of a Warrant. All Warrants may be amended by the written consent of the Company and the holders of Warrants representing at least a majority of the shares of Common Stock issuable upon exercise of all of the Warrants then outstanding; provided however, that with respect to any amendment, modification, supplement, termination or waiver of any provisions of a Warrant that would adversely affect the rights of any individual holder, as compared to the rights of any other holders, the Company shall seek from each holder adversely affected, a consent in writing to such amendment, modification, supplement, termination or waiver of such provisions of such Warrant, which consent may be withheld by the individual holder in its sole discretion. If the Company is unable to obtain a consent from each holder whose rights would be adversely affected by the proposed amendment, modification, supplement, termination or waiver of provisions of a Warrant, then such amendment, modification, supplement, termination or waiver of provisions of such Warrant shall not be adopted by the Company. This Agreement may only be amended with the prior written consent of the Company and the Warrant Agent.

            18. Descriptive Headings, Etc. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning of terms contained herein. Unless the context of this Agreement otherwise requires: (a) words of any gender shall be deemed to include each other gender; (b) words using the singular or plural number shall also include the plural or singular number, respectively; (c) the words "hereof", "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section and paragraph references are to the Sections and paragraphs of this Agreement unless otherwise specified; (d) the word "including" and words of similar import when used in this Agreement shall mean "including, without limitation," unless otherwise specified; (e) "or" is not exclusive; and (f) provisions apply to successive events and transactions.

            19. GOVERNING LAW. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York (without giving effect to the conflict of laws principles thereof).

            20. Judicial Proceedings. Any legal action, suit or proceeding brought against the Company with respect to this Agreement may be brought in any federal court of the Southern District of New York or any state court located in New York County, State of New York, and by execution and delivery of this Agreement, the Company hereby irrevocably and unconditionally waives any claim (by way of motion, as a defense or otherwise) of improper venue, that it is not subject personally to the jurisdiction of such court, that such courts are an inconvenient forum or that this Agreement or the subject matter may not be enforced in or by such court. The Company hereby irrevocably and unconditionally consents to the service of process of any of the aforementioned courts in any such action, suit or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, at its address set forth or provided for in Section 16, such service to become effective 10 days after such mailing. Nothing herein contained shall be deemed to affect the right of any party to serve process in any manner permitted by law or commence legal proceedings or otherwise proceed against any other party in any other jurisdiction to enforce judgments obtained in any action, suit or proceeding brought pursuant to this Section.

            21. EXPIRATION. The right to exercise this Warrant shall expire at 5:00 p.m., New York City time, on June 3, 2006 (the "Expiration Date").

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed, as of the day and year first above written.


                                     HLI HOLDING COMPANY, INC.


                                     By: /s/ Patrick C. Cauley
                                         ------------------------------------
                                         Name:  Patrick C. Cauley
                                         Title: General Counsel and Secretary


                                     MELLON INVESTOR SERVICES LLC, as
                                     Warrant Agent


                                     By: /s/ Thomas Blatchford
                                         ---------------------------------
                                         Name:  Thomas Blatchford
                                         Title:

                                EXHIBIT A to
                             Warrant Agreement

                   [FORM OF FACE OF WARRANT CERTIFICATE]

Warrant                                              Number of Warrant(s):
No. _____________                                    ________________

           Exercisable During the Period Commencing June 3, 2003
                 and Terminating at 5:00 p.m. June 3, 2006


                            WARRANT TO PURCHASE
                                COMMON STOCK
                                     OF
                                [NEW HOLDCO]

            This Certifies that FOR VALUE RECEIVED or registered assigns, is the owner of the number of WARRANTS set forth above, each of which represents the right, at any time after June 3, 2003 and on or before the later of 5:00 p.m., New York City time, on June 3, 2006, to purchase from Hayes Lemmerz International, Inc., a Delaware corporation (the "Company"), at the price of $25.83 (the "Purchase Price"), one share of Common Stock, $.01 par value, of the Company as such stock was constituted as of June 3, 2003 , subject to adjustment as provided in the warrant agreement by and between Mellon Investor Services LLC (the "Warrant Agent") and the Company, dated as of May 28, 2003 (the "Warrant Agreement") upon surrender hereof, with the subscription form on the reverse hereof duly executed, by hand or by mail to the Warrant Agent at 85 Challenger Road, Ridgefield Park, NJ 07660, or any, or to any successor thereto, as the warrant agent under the Warrant Agreement, at the office of such successor maintained for such purpose (or, if such exercise shall be in connection with a Public Offering (as such term and other capitalized terms used herein are defined in the Warrant Agreement) of shares of such Common Stock subject to the Warrant Agreement, at the location at which the Company shall have agreed to deliver such securities), and simultaneous payment in full (by certified or official bank or bank cashier's check payable to the order of the Company, if applicable) of the Purchase Price in respect of each Warrant represented by this Warrant Certificate that is so exercised, all subject to the terms and conditions hereof and of the Warrant Agreement.

            Upon any partial exercise of the Warrants represented by this Warrant Certificate, there shall be issued to the holder hereof a new Warrant Certificate representing the Warrants that were not exercised.

            This Warrant Certificate is issued under and in accordance with a Warrant Agreement and is subject to the terms and provisions contained therein, all of which terms and provisions the holder of this Warrant Certificate consents to by acceptance hereof. Copies of the Warrant Agreement are on file at the above-mentioned office of the Warrant Agent and may be obtained by writing to the Warrant Agent.

            The Company shall not be required to issue fractions of shares upon exercise of a Warrant or to distribute certificates which evidence fractional shares. In lieu of fractional shares, the Company shall make payment to the holder, at the time of exercise of a Warrant as herein provided, in an amount in cash equal to such fraction multiplied by the Current Market Price of a share of Common Stock or Other Security on the date of Warrant exercise.

            REFERENCE IS HEREBY MADE TO THE FURTHER PROVISIONS OF THIS WARRANT SET FORTH ON THE REVERSE HEREOF, WHICH FURTHER PROVISIONS SHALL FOR ALL PURPOSES HAVE THE SAME EFFECT AS IF SET FORTH AT THIS PLACE.


Dated:                                      HAYES LEMMERZ INTERNATIONAL, INC.

                                            By: _______________________________
                                                Title:

Countersigned:

MELLON INVESTOR SERVICES LLC,
      as Warrant Agent


By:_________________________
     Authorized Signatory

                 o [FORM OF REVERSE OF WARRANT CERTIFICATE]

                    o HAYES LEMMERZ INTERNATIONAL, INC.

            The transfer of this Warrant Certificate and all rights hereunder is registrable by the registered holder hereof, in whole or part, on the register of the Company upon surrender of this Warrant Certificate at the office or agency of the Company or the office of the Warrant Agent maintained for such purpose at 85 Challenger Road, Ridgefield Park, NJ 07660, duly endorsed or accompanied by a written instrument of transfer duly executed and in form satisfactory to the Company and the Warrant Agent, by the registered holder hereof or his attorney duly authorized in writing and upon payment of any necessary transfer tax or other governmental charge imposed upon such transfer or registration thereof. Upon any partial transfer, the Company will cause to be delivered to such holder a new Warrant Certificate or Certificates with respect to any portion not so transferred.

            This Warrant Certificate may be exchanged at the office or agency of the Company or the office of the Warrant Agent maintained for such purpose at 85 Challenger Road, Ridgefield Park, NJ 07660, for Warrant Certificates representing the same aggregate number of Warrants, each new Warrant Certificate to represent such number of Warrants as the holder hereof shall designate at the time of such exchange.

            Prior to the exercise of the Warrants represented hereby, the holder of this Warrant Certificate, as such, shall not be entitled to any rights of a stockholder of the Company, including, but not limited to, the right to vote, to receive dividends or other distributions, to exercise any preemptive right or, except as provided in the Warrant Agreement, to receive any notice of meetings of stockholders, and shall not be entitled to receive notice of any proceedings of the Company except as provided in the Warrant Agreement. Nothing contained herein shall be construed as imposing any liabilities upon the holder of this Warrant Certificate to purchase any securities or as a stockholder of the Company, whether such liabilities are asserted by the Company or by creditors or stockholders of the Company or otherwise.

            This Warrant Certificate shall be void and all rights represented hereby shall cease unless exercised by the close of business on June 3, 2006.

            This Warrant Certificate shall not be valid for any purpose until it shall have been manually countersigned by an authorized signatory of the Warrant Agent.

            Witness the facsimile seal of the Company and the signature of its duly authorized officer.

                                                   EXHIBIT B to
                                                   Warrant Agreement

                                 [FORM OF]
                        ELECTION TO PURCHASE SHARES

            The undersigned hereby irrevocably elects to exercise the Warrant to purchase ____ shares of Common Stock, par value $______ per share ("Common Stock"), of HAYES LEMMERZ INTERNATIONAL, INC. and hereby makes payment of $_______ therefor. The undersigned hereby requests that certificates for such shares be issued and delivered as follows:


ISSUE TO: ___________________________________________________________________
                                   (NAME)

_____________________________________________________________________________
                       (ADDRESS, INCLUDING ZIP CODE)

_____________________________________________________________________________
               (SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER)

DELIVER TO: _________________________________________________________________
                                   (NAME)

_____________________________________________________________________________
                       (ADDRESS, INCLUDING ZIP CODE)

                  If the number of shares of Common Stock purchased hereby is less than the number of shares of Common Stock covered by the Warrant, the undersigned requests that a new Warrant representing the number of shares of Common Stock not so purchased be issued and delivered as follows:

ISSUE TO: ___________________________________________________________________
                              (NAME OF HOLDER)

_____________________________________________________________________________
                       (ADDRESS, INCLUDING ZIP CODE)

DELIVER TO: _________________________________________________________________
                              (NAME OF HOLDER)


_____________________________________________________________________________
                       (ADDRESS, INCLUDING ZIP CODE)


Dated:                                            [NAME OF HOLDER]

                                        By  ____________________________
                                            Name:
                                            Title:

                                                         EXHIBIT C to
                                                         Warrant Agreement

                            [FORM OF] ASSIGNMENT

            FOR VALUE RECEIVED, the undersigned hereby sells, assigns, and transfers unto the Assignee named below all of the rights of the undersigned to purchase Common Stock, par value $.01 per share ("Common Stock") of HAYES LEMMERZ INTERNATIONAL, INC. represented by the Warrant, with respect to the number of shares of Common Stock set forth below:



Name of Assignee                    Address                       No. of Shares
----------------                    -------                       -------------





and does hereby irrevocably constitute and appoint ________ Attorney to make such transfer on the books of HAYES LEMMERZ INTERNATIONAL, INC. maintained for that purpose, with full power of substitution in the premises.

Dated:                                             [NAME OF HOLDER]


                                               By: ____________________________
                                                   Name:
                                                   Title: